Franklin BSP Realty Trust Supplemental Information Second Quarter 2023

Important Information 2 The information herein relates to the Company’s business and financial information as of June 30, 2023 and does not reflect subsequent developments. Risk Factors Investing in and owning our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 16, 2023, and the risk disclosure in our subsequent SEC-filed periodic reports, for a discussion of these risks. Forward-Looking Statements Certain statements included in this presentation are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Franklin BSP Realty Trust, Inc. (“FBRT” or the “Company”) and may include the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual outcomes to differ materially from our forward-looking statements include, macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, and the financial stability of our borrowers, and the other factors set forth in the risk factors section of our most recent Form 10-K and Form 10-Q. The extent to which these factors impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Additional Important Information The summary information provided in this presentation does not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. This summary is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. This summary is not advice, a recommendation or an offer to enter into any transaction with us or any of our affiliated funds. There is no guarantee that any of the goals, targets or objectives described in this summary will be achieved. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal, ERISA or tax advice or investment recommendations. Investors should also seek advice from their own independent tax, accounting, financial, ERISA, investment and legal advisors to properly assess the merits and risks associated with their investment in light of their own financial condition and other circumstances. The information contained herein is qualified in its entirety by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may obtain a copy of the most recent Annual Report or Quarterly Report by calling (844) 785-4393 and/or visiting www.fbrtreit.com. This presentation contains information regarding FBRT’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Run-Rate Distributable Earnings. Please refer to the appendix for the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures. PAST PERFORMANCE IS NOT A GUARANTEE OR INDICATIVE OF FUTURE RESULTS. INVESTMENTS INVOLVE SIGNIFICANT RISKS, INCLUDING LOSS OF THE ENTIRE INVESTMENT. There is no guarantee that any of the estimates, targets or projections illustrated in this summary will be achieved. Any references herein to any of the Company’s past or present investments, portfolio characteristics, or performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments will be profitable or will equal the performance of these investments. There can be no guarantee that the investment objective of the Company will be achieved. Any investment entails a risk of loss. An investor could lose all or substantially all of his or her investment. Please refer to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete list of risk factors. The following slides contain summaries of certain financial information about the Company. The information contained in this presentation is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.

FBRT 2Q 2023 Financial Update 3

FBRT 2Q 2023 Financial Update: Second Quarter 2023 Highlights 4 1. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards. 2. Please see appendix for GAAP net income to Distributable Earnings and Run-Rate Distributable Earnings calculation. 3. Adjusted for accumulated depreciation and amortization of real property of $8.0 million and $6.5 million at 6/30/23 and 3/31/23, respectively. 4. Cash excludes restricted cash. Total liquidity amount includes the cash available we can invest at a market advance rate utilizing our available capacity on financing lines. Earnings ― GAAP Net Income of $39.6 million and $0.39 per diluted common share and $0.39 per fully converted share (1) ― Distributable Earnings (2) of $63.5 million and $0.66 per fully converted share (1) ― Declared a cash dividend of $0.355 per share, representing a yield of 9.0% on book value per share, fully converted (1). GAAP and Distributable Earnings (2) dividend coverage of 111% and 185%, respectively Capitalization ― Book value per share, fully converted is $15.85 vs. $15.78 last quarter (1). Undepreciated book value per share, fully converted is $15.94 vs. $15.86 last quarter (1), (3) ― Net debt to equity is 2.4x; recourse net debt to equity is 0.6x ― 77% of financing sources are non-mark-to-market on our core book ― $1.2 billion of liquidity of which $225 million is cash and $55 million is CLO reinvest available (4) ― FBRT repurchased 445k shares for $5.5 million. $39.3 million remains available under the company’s repurchase program Investments ― Core portfolio: closed $230 million of new loan commitments and funded $281 million of principal balance including future funding on existing loans. Received loan repayments of $232 million for a net increase in our loan portfolio of $49 million in the quarter Portfolio ― Core portfolio of 156 CRE loans and $5.1 billion of principal balance, average size of $33 million and 77% multifamily. During the quarter, two assets were removed from the watch list and four assets were added to the watch list with a risk rating of four. Five assets remain on the watch list at quarter-end ― In April 2023, Brooklyn Hotel sale closed for a total sale price of $96 million. As a result, we received the full principal amount of the loan and approximately $20 million of additional proceeds after payment of all related closing expenses ― In April 2023, completed foreclosures and received deeds from the borrower on all 24 properties related to the single tenant retail portfolio loan

FBRT 2Q 2023 Financial Update:
QTD Highlights

FRANKLIN BSP REALTY TRUST

Income Statement	
Net interest income / other income	$83.6
Operating expenses [1]	(20.2)
Trading and derivatives gain/(loss) on ARMs/Securities	(0.9)
Provision for credit loss	(21.6)
Other income/(loss)	(1.2)
GAAP net income (loss)	**$39.6**
Adjustments to GAAP net income (loss) [2]	23.8
Distributable Earnings [2]	**$63.5**
Realized trading and derivatives (gain)/loss on ARMs	(0.2)
Run-Rate Distributable Earnings [2]	**$63.3**
Run-Rate Distributable Earnings per share, fully converted [2],[3]	$0.66
Run-Rate Distributable Earnings return on common equity [2]	16.4%
GAAP net income (loss) per share, fully converted [3]	$0.39
GAAP return on common equity	9.8%
GAAP dividend coverage, fully converted [2],[3]	110.7%
Distributable Earnings per share, fully converted [2],[3]	**$0.66**
Distributable Earnings return on common equity [2]	**16.5%**
Distributable Earnings dividend coverage, fully converted [2],[3]	**185.3%**
Dividend per share	$0.355
Dividend per share yield on book value	9.0%

Balance Sheet - Assets (End of Quarter)	
Total core portfolio	$5,023.6
Total real estate securities	$317.1
Cash and restricted cash	$232.1
CLO reinvestment available	$55.5
Other assets	$357.1
Total assets	**$5,985.3**

Balance Sheet - Debt & Equity	
Collateralized loan obligations	3,032.0
Warehouse	695.0
Repo - securities	290.0
Asset specific financings	106.3
Unsecured debt	81.2
Total Debt	**$4,204.6**
Preferred equity [4]	348.5
Common stock/retained earnings [5]	1,341.0
Total equity [4]	1,689.5
Book value per share, fully converted [3]	**$15.85**
Net debt/total equity	**2.35x**
Recourse net debt/total equity	**0.56x**

Note: All numbers in millions except per share and share data.

1. Does not include conduit operating expenses which are reported under Other income / (loss).
2. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings and Run Rate Distributable Earnings.
3. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
4. Includes $90 million of preferred equity that converts to common equity on 1/19/24, subject to the holder's right to accelerate the conversion. These amounts are reflected as temporary equity on the consolidated balance sheets. The remaining $259 million of preferred equity represents the E class, which does not convert to common equity.
5. Includes non-controlling interest.

5

FBRT 2Q 2023 Financial Update: Earnings and Distributions 6 Note: All numbers in millions except per share data. 1. Please see appendix for GAAP net income to Distributable Earnings calculation. 2. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards. GAAP Net Income (Loss) ($M)Distributable Earnings ($M) (1) $35.3 $27.2 $43.8 $39.6 3Q'22 4Q'22 1Q'23 2Q'23 $34.4 $38.8 $44.8 $63.5 3Q'22 4Q'22 1Q'23 2Q'23 $0.355 $0.355 $0.355 $0.355 Dividend per share $0.33 $0.37 $0.44 $0.66 Distributable earnings per share, fully converted (1), (2) 93% 104% 125% 185% Distributable dividend coverage, fully converted (1), (2)

FBRT 2Q 2023 Financial Update: Core Loan Originations 7 Note: All numbers in millions. Numbers in charts above represent principal balance. 1. As of June 30, 2023, future funding remaining on the loans outstanding was $443 million. 2. Includes full paydowns, dispositions, partial paydowns and amortization. (1) 2Q 2023 ($M) YTD 2023 ($M) (1) (2) (2)

FBRT 2Q 2023 Financial Update: Capitalization Overview 1. On our core book (excluding repo-securities), 77% of financings are non-mark-to-market. 8 Collateralized Loan Obligations 72% Warehouse 17% Repo - Securities 7% Asset Specific Financings 3% Unsecured Debt 2% Financing Sources (1) FBRT average debt cost including financing costs was 7.3% in 2Q23 vs. 6.7% last quarter Net Leverage $4.2Bn Total Debt 0.56x 2.35x 0.00x 0.50x 1.00x 1.50x 2.00x 2.50x Recourse Leverage Total Leverage

FBRT 2Q 2023 Financial Update: Financing Detail 9 1. Outstanding balance at June 30, 2023 and net of tranches held by FBRT. 2. BSPRT 2019-FL5 was redeemed in July 2023 and re-levered at an advance rate of 67%, freeing up approximately $52 million of capital. 3. Cost of debt is shown before discount and transaction costs. 4. Commitment for loans. Excludes bond repurchase agreements. CLO Name Debt Amount (1) Reinvest End Date Cost of Debt BSPRT 2019-FL5 (2) $122 million Ended L + 1.89% BSPRT 2021-FL6 $585 million 9/15/23 L + 1.42% BSPRT 2021-FL7 $720 million 12/15/23 L + 1.64% BSPRT 2022-FL8 $960 million 2/15/24 S + 1.72% BSPRT 2022-FL9 (3) $671 million 7/15/24 S + 2.80% Total $3,058 million CLO reinvestment available $55 million Repo – Securities (outstanding) $290 million Name Commitment (4) Barclays (Warehouse) $500 million Wells Fargo $500 million JP Morgan $500 million Atlas SP Partners $600 million Barclays (Secured Revolver) $250 million Webster Bank loan participation $62 million Customers Bank loan participation $20 million Total $2,432 million CLOs Warehouse/Revolver/Other

FBRT 2Q 2023 Financial Update: Liquidity 10Note: All numbers in millions. 1. Represents cash available we can invest at a market advance rate utilizing our available capacity on financing lines. Liquidity ($M) (1)

Portfolio 11

Portfolio: Core Loan Portfolio Composition 12 1. Regions included: New England, Plains, Rocky Mountain. Mezzanine 0.6% Senior 99.4% Southeast 42% Southwest 35% Mideast 11% Far West 4% Great Lakes 3% Various(1) 5% Floating 98% Fixed 2% Portfolio Summary Collateral Summary Collateral by Region Rate Type Portfolio Overview − $5.1 billion total portfolio − 148 senior loans; average size of ~$34 million − 8 mezzanine loans; average size of ~$4 million − One non-performing loan Multifamily 77% Office 6% Hospitality 11%Retail 1% Industrial 2% Other 3% Collateral by State Texas 31% North Carolina 13% Florida 11% Georgia 6% New York 5% Various 5% South Carolina 5% Arizona 4% All Other 20%

Portfolio: Core Originations in the Quarter 13Note: All numbers in millions. Charts shown above are based on the initial funding/unpaid principal balance of the newly originated loans. 1. All-in coupon based on the 1- month SOFR index as of 6/30/23. − 7 loans; $230 million total commitment ($221 million of initial funding / $9 million of future funding) − 4.32% weighted average spread; 9.02% all-in coupon(1). 0.7% and 0.2% weighted average origination and exit fees, respectively By Collateral By Region By State Overview Multifamily 78% Hospitality 22% Florida 34% New York 26% Arizona 25% District of Columbia 15% Mideast 41% Southeast 34% Southwest 25%

Portfolio:
Core Portfolio - Case Studies: Watch List Loans (Risk Rating 4&5)

FRANKLIN BSP REALTY TRUST

Investment	CBD Office Complex	CBD Office Building	Garden Style Apartment Community	Suburban Office Park	16-Building Apartment Complex
Loan Type	Floating Rate Senior Loan & Mezzanine Loan	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan
Investment Date	Q1 2020	Q1 2021	Q4 2021	Q4 2019	Q1 2021
Default Date	None	None	None	None	None
Non-Accrual	Yes	No	No	No	No
Collateral	124k Square Foot Office Complex	31-Story, 299k Square Foot Office Building	252-Unit Garden Style Apartment Community	Two, 6-Story Office Buildings	236-Unit Apartment Complex with 16 Buildings
Loan Purpose	Acquisition	Refinance	Acquisition	Acquisition	Acquisition
Location	Portland, Oregon	Denver, Colorado	Arlington, Texas	Alpharetta, Georgia	Lubbock, Texas
Loan Risk Rating	5	4	4	4	4

14

Portfolio: Foreclosure Real Estate Owned (“REO”) 15Note: Foreclosure REO is $109 million of net book value. In addition, FBRT owns an investment REO with a total net book value of $131 million, which is not presented above. Investment Single Tenant Retail Portfolio Office Tower Loan Investment Date Q2 2022 Q3 2018 Foreclosure / Deed-In-Lieu Date Q4 2022 - Q2 2023 Q4 2022 Collateral Type Retail Office Collateral Detail 24 Freestanding Retail Properties 21-Story Office Tower Location Various St. Louis, Missouri Post quarter-end update: − Single Tenant Retail Portfolio: In June 2023, the Company executed an amendment to the leases that is effective July 1, 2023, applicable to all 24 properties. The amendment granted a rental abatement period of 15 months to the lessees. Additionally, the amendment modified the initial term of the lease to expire in June 2038 and contains renewal options for ten consecutive five-year terms. As of early July, all the properties are being marketed for sale. − Office Tower: We are under LOI to sell the property and hoping to close in the near term.

Appendix 16

Appendix:
Core Portfolio - FBRT Portfolio Details – Top 15 Loans

FRANKLIN BSP REALTY TRUST

	Loan Type	Origination Date	Current Total Commitment	Principal Balance	Carrying Value	Spread	All-in Yield [1]	Fully Extended Maturity	State	Collateral Type	As-is LTV [2]
Loan 1	Senior Loan	5/26/21	$155	$143	$142	+ 4.75%	10.34%	6/9/26	Florida	Multifamily	55.8%
Loan 2	Senior Loan	6/1/22	153	140	140	+ 3.95%	9.58%	6/9/27	Various	Multifamily	67.8%
Loan 3	Senior Loan	2/9/23	120	120	119	+ 4.90%	10.71%	2/9/28	Various	Hospitality	53.6%
Loan 4	Senior Loan	2/25/22	86	86	86	+ 3.24%	8.87%	3/9/26	New Jersey	Multifamily	60.0%
Loan 5	Senior Loan	2/24/22	86	86	85	+ 3.15%	9.03%	3/9/27	North Carolina	Multifamily	69.6%
Loan 6	Senior Loan	6/1/22	86	83	83	+ 3.95%	9.58%	6/9/27	North Carolina	Multifamily	71.8%
Loan 7	Senior Loan	2/10/22	82	82	82	+ 3.20%	8.72%	2/9/27	Florida	Multifamily	74.5%
Loan 8	Senior Loan	12/15/21	84	81	81	+ 3.21%	8.59%	1/9/27	North Carolina	Multifamily	76.1%
Loan 9	Senior Loan	12/21/21	79	78	78	+ 3.45%	8.79%	1/9/27	Florida	Multifamily	78.8%
Loan 10	Senior Loan	3/31/21	79	76	76	+ 2.95%	8.40%	4/9/26	Texas	Multifamily	72.6%
Loan 11	Senior Loan	5/18/22	71	71	71	+ 3.80%	9.43%	6/9/27	Georgia	Multifamily	77.9%
Loan 12	Senior Loan	9/20/21	70	70	69	+ 3.25%	9.00%	10/9/26	South Carolina	Multifamily	77.1%
Loan 13	Senior Loan	6/14/22	71	69	69	+ 3.45%	9.40%	6/9/27	Georgia	Multifamily	71.6%
Loan 14	Senior Loan	12/20/21	74	68	68	+ 6.03%	12.14%	7/9/26	New York	Multifamily	74.7%
Loan 15	Senior Loan	10/29/21	70	67	67	+ 2.85%	8.52%	11/9/26	Texas	Multifamily	70.6%
Loans 16 - 156	Senior & Mezz Loans	Various	4,163	3,767	3,747	+ 3.91%	9.59%	Various	Various	Various	66.5%
CECL Reserve					(40)						
Total/Wtd. avg.			**$5,527**	**$5,086**	**$5,023**	**+ 3.89%**	**9.56%**	**3.1 years**			**67.1%**
Average Loan Size			**$35**	**$33**	**$32**						

Note: All numbers in millions.

1. All-in Yield defined as: (1) current spread of the loan plus (2) any applicable index or index floor plus (3) origination and exit fees amortized over the initial maturity date of the loan.
2. As-is loan to value percentage is from metrics at origination. Predevelopment construction loans at origination will not have an LTV and therefore is nil.

17

Appendix: Core Portfolio - Risk Ratings 18 Note: Principal balance in millions. Average risk rating was 2.2 for the quarter vs. 2.1 last quarter Risk Rating # of Loans 2 127 22 4 1 + vs 1Q23 +1 +7 +6 +4 +1 - vs 1Q23 - -13 -4 -2 -1 +/- vs 1Q23 +1 -6 +2 +2 - Principal Balance $62 $4,343 $535 $113 $33 Non-Accrual - - - - 1 1.2% 85.4% 10.5% 2.2% 0.6% 1 2 3 4 5

Appendix: Earnings Sensitivity 19 Note: Reflects illustrative earnings impact of an increase in the floating-rate indices referenced by our portfolio, assuming no change in credit spreads, portfolio composition or asset performance. Positive earnings correlation to rising rates ($0.06) $0.00 $0.06 $0.12 $0.18 $0.25 -0.50% 6/30/2023 +0.50% +1.00% +1.50% +2.00% Change in Floating Base Rate Indices Sensitivity on Index Rates (Annual EPS Impact) As of 7/27/23: 1M SOFR: 5.32% As of 6/30/23 1M SOFR = 5.14%

Appendix: Rate Cap Sensitivity 20Note: The above analysis assumes fixed rates loan have rate caps that are always active and do not expire. 1. Loans without rate caps includes loans that previously had rate caps, but have expired as of 6/30/23. 91%; 142 93%; 145 93%; 145 Current (as of 6/30/23) +0.50% +1.00% Change in Floating Base Rate Indices All loans with rate caps are activated at +0.50% and above 93% of our loans have a rate cap (average of 2.5% rate cap) and 91% were activated as of 6/30/23 Percentage and Number of Loans with Rate Caps Activated loans loans loans

Appendix: Core Portfolio – Fully Extended Maturities 21 Fully Extended Maturity by Year Note: All numbers in millions. Excludes loans on non-accrual and loans in maturity default at 6/30/23. $95 $372 $358 $2,105 $1,920 $198 2023 2024 2025 2026 2027 2028

Appendix: Core Portfolio – Allowance For Loan Loss 22 Note: All numbers in millions. Allowance for loan loss above includes future funding. Allowance for Loan Loss by Collateral Type – Including Asset-Specific Reserve Multifamily 59% Office 25% Hospitality 15% Other 1% $ millions Allowance for Loan Loss Balance at 3/31/23 - General Reserve $30.4 Provision for Credit Loss - General Reserve 9.7 Allowance for Loan Loss Balance at 6/30/23 - Before Asset-Specific Reserve $40.2 Asset-Specific Reserve at 3/31/23 - Provision for Credit Loss - Asset-Specific 11.9 Allowance for Loan Loss Balance at 6/30/23 - Including Asset-Specific Reserve $52.1 Charge-Off at 6/30/23 - Asset-Specific (11.9) Allowance for Loan Loss Balance at 6/30/23 - After Charge-Off $40.2 Portfolio Principal Balance - Including Asset-Specific $5,086 Total Allowance for Loan Loss % of Portfolio - Before Charge-Off 1.0% Portfolio Principal Balance - Excluding Asset-Specific $5,053 Total Allowance for Loan Loss % of Portfolio - After Charge-Off 0.8%

Appendix:
Segment Reporting Summary

FRANKLIN BSP REALTY TRUST

	Nominal ($000s)	Weighted Average Shares Outstanding, Fully Converted [3]	Earnings Per Share, Fully Converted [3]	Daily Average Common Equity ($000s)	Return on Common Equity
GAAP Net Income (Loss)	$39,644	88,421,116	$0.39	$1,413,493	9.8%
Run-Rate Distributable Earnings [1]	$63,282	88,421,116	$0.66	$1,413,493	16.4%
Distributable Earnings [1]	$63,484	88,421,116	$0.66	$1,413,493	16.5%
GAAP Net Income (Loss):					
Core [2]	40,213	85,550,163	$0.41	1,367,598	10.3%
Securities	(569)	2,870,953	($0.20)	45,895	(5.0%)
Total	**$39,644**	**88,421,116**	**$0.39**	**$1,413,493**	**9.8%**
Run-Rate Distributable Earnings: [1]					
Core [2]	63,174	85,550,163	$0.68	1,367,598	16.9%
Securities	108	2,870,953	$0.04	45,895	0.9%
Total	**$63,282**	**88,421,116**	**$0.66**	**$1,413,493**	**16.4%**
Distributable Earnings: [1]					
Core [2]	63,174	85,550,163	$0.68	1,367,598	16.9%
Securities	310	2,870,953	$0.11	45,895	2.7%
Total	**$63,484**	**88,421,116**	**$0.66**	**$1,413,493**	**16.5%**

Note: All numbers in thousands except share and per share data. "nm" represents not meaningful.

1. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings and Run Rate Distributable Earnings.
2. Includes the real estate debt and other real estate investments segment, TRS segment and real estate owned segment. The preferred E dividend is subtracted from the earnings for the earnings per share and return on common equity calculations.
3. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.

23

Appendix:
GAAP Net Income to Distributable Earnings Reconciliation

FRANKLIN BSP REALTY TRUST

	3Q'22	4Q'22	1Q'23	2Q'23
GAAP Net Income (Loss)	**35.3**	**27.2**	**43.8**	**39.6**
Adjustments:				
CLO Amortization Acceleration/CLO Call (1)	(1.2)	(1.4)	(1.5)	(1.2)
Unrealized (Gain)/Loss (2)	1.1	6.2	0.6	2.7
Subordinated Performance Fee (3)	(2.5)	(2.5)	(0.6)	2.6
Non-Cash Compensation Expense	0.8	2.7	1.0	1.2
Depreciation & Amortization	1.3	1.5	1.8	2.2
(Reversal of) / Provision for Credit Loss	(0.6)	5.1	4.4	21.6
Loan Workout Charges / (Loan Workout Recoveries) (4)	0.2	-	-	(5.1)
Realized Gain on Debt Extinguishment	-	-	(4.8)	(0.3)
Realized trading and derivatives (gain)/loss on ARMs	(0.2)	(0.2)	(2.2)	(0.2)
Run-Rate Distributable Earnings (5)	**34.3**	**38.6**	**42.5**	**63.3**
Realized trading and derivatives gain/(loss) on ARMs	0.2	0.2	2.2	0.2
Distributable Earnings	**34.4**	**38.8**	**44.8**	**63.5**
Preferred Equity E Class Dividend	(4.8)	(4.8)	(4.8)	(4.8)
Depreciation and amortization attributed to noncontrolling interests of joint ventures	-	(1.4)	(0.4)	(0.4)
Noncontrolling interests in joint ventures net (income)/loss	-	0.2	(0.0)	(0.0)
Distributable Earnings to Common (6)	**29.6**	**32.8**	**39.6**	**58.2**
Average Common Stock & Common Stock Equivalents (7)	1,422.0	1,416.7	1,422.6	1,413.5
GAAP Net Income (Loss) ROE	8.6%	6.4%	11.0%	9.8%
Run-Rate Distributable Earnings ROE	8.3%	9.2%	10.5%	16.4%
Distributable Earnings ROE	8.3%	9.2%	11.1%	16.5%
GAAP Net Income / (Loss) Earnings Per Share, Diluted	$0.34	$0.25	$0.44	$0.39
Fully Converted Weighted Average Shares Outstanding (8)	89,971,458	88,704,093	88,916,252	88,421,116
GAAP Net Income / (Loss) Earnings Per Share, Fully Converted (9)	$0.34	$0.25	$0.44	$0.39
Run-Rate Distributable Earnings Per Share, Fully Converted (9)	$0.33	$0.37	$0.42	$0.66
Distributable Earnings Per Share, Fully Converted (9)	$0.33	$0.37	$0.44	$0.66

Note: All numbers in millions except share and per share data.

1. Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.
2. Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value, (iii) derivatives, and (iv) ARMs.
3. Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payments of the subordinated performance fee made during the period.
4. Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in the first, second, and third quarters of 2022 amounting to $1.9 million, $3.0 million, and $0.2 million, respectively.
5. Equal to Distributable Earnings excluding the realized trading and derivatives gain/loss on ARMs.
6. Distributable Earnings to common is net of preferred equity E class dividend payment and non-controlling interests in joint ventures.
7. Represents the average of all equity except the preferred equity E class.
8. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
9. Calculated as GAAP net income less preferred dividend on preferred equity E class and non-controlling interests in joint ventures or Distributable Earnings to Common divided by fully converted weighted average shares outstanding.

24

Appendix: Book Value Per Share & Shares Outstanding 25 Note: All numbers in thousands except per share and share data. Preferred stock values expressed in common stock equivalents. 1. Fully-converted book value per share reflects full conversion of our Series H and Series I convertible preferred stock and vesting of our outstanding equity compensation awards. 2. Excluding the amounts for accumulated depreciation and amortization of real property of $8.0 million and $5.2 million as of June 30, 2023 and December 31, 2022, respectively, would result in a fully-converted book value per share of $15.94 and $15.84 as of June 30, 2023 and December 31, 2022, respectively. June 30, 2023 December 31, 2022 Stockholders' equity applicable to convertible common stock $ 1,400,927 $ 1,398,986 Shares: Common stock 82,210,624 82,479,743 Equity compensation awards (restricted stock and restricted stock units) 809,257 513,041 Series H convertible preferred stock 5,370,498 5,370,640 Series I convertible preferred stock — 299,200 Total outstanding 88,390,379 88,662,624 Fully-converted book value per share (1) (2) $ 15.85 $ 15.78

Appendix:
FBRT Income Statement

FRANKLIN BSP REALTY TRUST

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Income				
Interest income	$ 152,892	$ 70,213	$ 283,428	$ 145,471
Less: Interest expense	75,299	32,807	146,374	55,287
Net interest income	77,593	37,406	137,054	90,184
Revenue from real estate owned	6,438	2,312	9,750	4,624
Total income	$ 84,031	$ 39,718	$ 146,804	$ 94,808
Expenses				
Asset management and subordinated performance fee	$ 8,900	$ 6,601	$ 16,985	$ 13,346
Acquisition expenses	283	319	661	634
Administrative services expenses	3,398	3,048	7,427	6,401
Professional fees	2,794	8,054	7,608	14,213
Share-based compensation	1,228	682	2,250	1,182
Depreciation and amortization	2,196	1,296	4,001	2,591
Other expenses	4,301	1,663	6,467	3,425
Total expenses	$ 23,100	$ 21,663	$ 45,399	$ 41,792
Other income/(loss)				
(Provision)/benefit for credit losses	$ (21,624)	$ (32,530)	$ (25,984)	$ (31,575)
Realized gain/(loss) on extinguishment of debt	270	15	5,037	15
Realized gain/(loss) on sale of available for sale trading securities	—	—	596	—
Realized gain/(loss) on sale of commercial mortgage loans, held for sale	—	39	—	39
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	2,094	(1,833)	2,094	56
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	(303)	(2,797)	44	(3,736)
Gain/(loss) on other real estate investments	(1,691)	—	(3,030)	(29)
Trading gain/(loss)	(946)	(22,538)	2,022	(110,973)
Unrealized gain/(loss) on derivatives	393	(9,427)	73	(14,390)
Realized gain/(loss) on derivatives	573	25,193	617	59,223
Total other income/(loss)	$ (21,234)	$ (43,878)	$ (18,531)	$ (101,370)
Income/(loss) before taxes	39,697	(25,823)	82,874	(48,354)
(Provision)/benefit for income tax	(53)	114	609	138
Net income/(loss)	$ 39,644	$ (25,709)	$ 83,483	$ (48,216)
Net (income)/loss attributable to non-controlling interest	(41)	—	(50)	—
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$ 39,603	$ (25,709)	$ 83,433	$ (48,216)
Less: Preferred stock dividends	6,749	6,955	13,497	27,966
Net income/(loss) applicable to common stock	$ 32,854	$ (32,664)	$ 69,936	$ (76,182)
Basic earnings per share	$ 0.39	$ (0.43)	$ 0.83	$ (1.27)
Diluted earnings per share	$ 0.39	$ (0.43)	$ 0.83	$ (1.27)
Basic weighted average shares outstanding	82,252,979	75,837,621	82,512,434	59,985,361
Diluted weighted average shares outstanding	82,252,979	75,837,621	82,512,434	59,985,361

27 Appendix: FBRT Balance Sheet June 30, 2023 December 31, 2022 ASSETS (Unaudited) Cash and cash equivalents $ 224,696 $ 179,314 Restricted cash 7,444 11,173 Commercial mortgage loans, held for investment, net of allowance for credit losses of $38,932 and $40,848 as of June 30, 2023 and December 31, 2022, respectively 5,023,579 5,228,928 Commercial mortgage loans, held for sale, measured at fair value 34,250 15,559 Real estate securities, trading, measured at fair value 125,215 235,728 Real estate securities, available for sale, measured at fair value, amortized cost of $192,471 and $220,635 as of June 30, 2023 and December 31, 2022, respectively 191,849 221,025 Derivative instruments, measured at fair value 251 415 Receivable for loan repayment (1) 66,835 42,557 Accrued interest receivable 38,348 34,007 Prepaid expenses and other assets 15,862 15,795 Intangible lease asset, net of amortization 66,008 54,831 Real estate owned, net of depreciation 179,252 127,772 Real estate owned, held for sale 11,760 36,497 Total assets $ 5,985,349 $ 6,203,601 LIABILITIES AND STOCKHOLDERS' EQUITY Collateralized loan obligations $ 3,031,984 $ 3,121,983 Repurchase agreements - commercial mortgage loans 695,039 680,859 Repurchase agreements - real estate securities 289,993 440,008 Mortgage note payable 23,998 23,998 Other financing and loan participation - commercial mortgage loans 82,348 76,301 Unsecured debt 81,246 98,695 Derivative instruments, measured at fair value 299 64 Interest payable 12,669 12,715 Distributions payable 36,221 36,317 Accounts payable and accrued expenses 12,460 17,668 Due to affiliates 15,929 15,429 Intangible lease liability, net of depreciation 13,664 6,428 Total liabilities $ 4,295,850 $ 4,530,465 Redeemable convertible preferred stock: Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of June 30, 2023 and December 31, 2022 $ 89,748 $ 89,748 Redeemable convertible preferred stock Series I, $0.01 par value, none authorized and outstanding as of June 30, 2023, 1,000 authorized and 1,000 issued and outstanding as of December 31, 2022 — 5,000 Total redeemable convertible preferred stock $ 89,748 $ 94,748 Equity: Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of June 30, 2023 and December 31, 2022 $ 258,742 $ 258,742 Common stock, $0.01 par value, 900,000,000 shares authorized, 83,019,881 and 82,992,784 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively 822 826 Additional paid-in capital 1,600,036 1,602,247 Accumulated other comprehensive income (loss) (1,299) 390 Accumulated deficit (288,380) (299,225) Total stockholders' equity $ 1,569,921 $ 1,562,980 Non-controlling interest 29,830 15,408 Total equity $ 1,599,751 $ 1,578,388 Total liabilities, redeemable convertible preferred stock and equity $ 5,985,349 $ 6,203,601

28 Definitions Distributable Earnings and Run-Rate Distributable Earnings Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and residential adjustable-rate mortgage pass-through securities ("ARM Agency Securities" or "ARMS"), including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) loan workout charges, (vii) realized gains and losses on debt extinguishment, (viii) certain other non-cash items, and (ix) impairments of acquisition assets related to the Capstead merger. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on ARMs. The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of the realized trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead, which the Company is actively in the process of liquidating from its portfolio. Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.